EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for First Quarter Fiscal 2019

MINNEAPOLIS, Jan. 08, 2019 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the first quarter of fiscal 2019.

First quarter fiscal 2019 financial and operating highlights include (with growth rates compared to first quarter of fiscal 2018):

  Consolidated net sales increased 22.1% to a quarterly record $14,094,000
  ZERUST® product net sales increased 5.6% to $10,065,000
  ZERUST® oil and gas sales increased 247.4% to $986,000
  NTIC China product sales increased 8.8% to $3,168,000
  Natur-Tec® product net sales increased 99.9% to a quarterly record $4,029,000
  Joint venture operating income increased 5.7% to $3,433,000
  Net income attributable to NTIC increased 38.2% to $1,497,000
  Net income per diluted share attributable to NTIC increased 33.3% to $0.32

“Fiscal 2019 is off to a record start as our growth initiatives in Natur-Tec and ZERUST® oil and gas continue to favorably drive higher sales and earnings,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “Meanwhile, North American ZERUST® industrial as well as NTIC China sales were softer than anticipated during the first quarter, due to on-going concerns regarding the trade dispute between the U.S. and China. Nevertheless, we expect these trends will show moderate improvements over the course of fiscal 2019, and that we are still positioned to achieve our full-year guidance of $60 million in sales and at least $2.00 in earnings per diluted share for fiscal 2019.”

NTIC’s consolidated net sales increased 22.1% to $14,094,000 during the three months ended November 30, 2018, compared to $11,543,000 for the three months ended November 30, 2017. The increase in consolidated net sales was primarily a result of an increase in sales of ZERUST® oil and gas products and sales of Natur-Tec® products.

The following table sets forth NTIC’s net sales by product category for the three months ended November 30, 2018 and 2017, by segment:

	Three Months Ended
	November 30, 2018	% of Net Sales	November 30, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$8,595,814	61.0%	$8,736,264	75.7%	(1.6%)
ZERUST® joint venture net sales	483,187	3.4%	507,631	4.4%	(4.8%)
ZERUST® oil & gas net sales	986,173	7.0%	283,842	2.4%	247.4%
Total ZERUST® net sales	$10,065,174	71.4%	$9,527,737	82.5%	5.6%
Total Natur-Tec® sales	4,028,878	28.6%	2,015,301	17.5%	99.9%
Total net sales	$14,094,052	100.0%	$11,543,038	100.0%	22.1%

NTIC’s joint venture operating income increased 5.7% to $3,433,000 during the three months ended November 30, 2018, compared to joint venture operating income of $3,248,000 during the three months ended November 30, 2017. The increase was attributable to the corresponding increase in total sales of the joint ventures as fees for services provided to joint ventures are a function of the net sales of NTIC’s joint ventures, which were $30,480,000 during the three months ended November 30, 2018, compared to $28,499,000 for the three months ended November 30, 2017.

Operating expenses, as a percent of net sales, for the first quarter of fiscal 2019 were 43.8%, compared to 48.7% for the same period last fiscal year. This reduction was primarily a result of operating leverage on increased net sales.

The company reported net income attributable to NTIC for the first quarter of fiscal 2019 of $1,497,000, or $0.32 per diluted share, compared to net income attributable to NTIC of $1,084,000, or $0.24 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $24,167,000 at November 30, 2018, including $4,519,000 in cash and cash equivalents and $1,712,000 in available for sale securities, compared to $22,838,000 at August 31, 2018, including $4,163,000 in cash and cash equivalents and $3,300,000 in available for sale securities.

At November 30, 2018, the company had $23,112,000 of investments in joint ventures, of which over $13,000,000 or 56.7% is cash, with the remaining balance mostly made up of other working capital.

Mr. Lynch added, “NTIC has developed a compelling portfolio of corrosion prevention and bioplastic solutions and we have many opportunities for growth in large and growing global markets. While macro-related issues, such as the continued concern over global trade, have caused certain customers to act more cautiously, we continue to believe our global footprint and diverse product offerings provide NTIC with significant flexibility to withstand evolving market dynamics. As a result, we are well positioned for continued long-term growth in sales and earnings.”

Outlook

For the fiscal year ending August 31, 2019, NTIC continues to expect net sales to be in the range of $60.0 million and $61.5 million. The company also anticipates net income attributable to NTIC to be in the range of $9.4 million to $9.8 million, or $2.00 and $2.10 per diluted share.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of 2019 and its outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 8699006.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2018, the anticipated growth of its ZERUST® oil and gas business, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the ability of NTIC to achieve its annual financial guidance and continue to pay dividends; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of United Kingdom’s exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2017. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2018 (UNAUDITED)
AND AUGUST 31, 2018 (AUDITED)
	November 30, 2018	August 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,518,951	$4,163,023
Available for sale securities	1,711,930	3,300,110
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $65,000 at November 30, 2018 and $50,000 at August 31, 2018	10,255,975	9,920,108
Trade joint ventures	579,836	761,506
Fees for services provided to joint ventures	1,272,078	1,357,255
Income taxes	379,883	273,333
Inventories	10,217,043	9,130,861
Prepaid expenses	1,423,081	1,661,577
Total current assets	30,358,777	30,567,773

PROPERTY AND EQUIPMENT, NET	7,059,236	7,168,826

OTHER ASSETS:
Investments in joint ventures	23,111,834	22,950,995
Deferred income taxes	1,525,775	1,551,536
Patents and trademarks, net	1,109,745	1,156,257
Other	153,846	153,849
Total other assets	25,901,200	25,812,637
Total assets	$63,319,213	$63,549,236

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,038,018	$3,905,034
Income taxes payable	139,802	70,892
Accrued liabilities:
Payroll and related benefits	965,648	2,747,303
Other	1,048,688	1,006,953
Total current liabilities	6,192,156	7,730,182

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares; issued and outstanding 4,542,177 and 4,541,303, respectively	90,844	90,826
Additional paid-in capital	14,995,420	14,619,777
Retained earnings	42,915,335	41,963,341
Accumulated other comprehensive loss	(3,918,085)	(3,597,199)
Stockholders’ equity	54,083,514	53,076,745
Non-controlling interest	3,043,543	2,742,309
Total equity	57,127,057	55,819,054
Total liabilities and equity	$63,319,213	$63,549,236

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2018 AND 2017
	Three Months Ended
	November 30, 2018	November 30, 2017
NET SALES:
Net sales, excluding joint ventures	$13,610,865	$11,035,407
Net sales, to joint ventures	483,187	507,631
Total net sales	14,094,052	11,543,038

Cost of goods sold	9,461,137	7,888,470
Gross profit	4,632,915	3,654,568

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	2,004,162	1,741,328
Fees for services provided to joint ventures	1,428,435	1,507,142
Total joint venture operations	3,432,597	3,248,470

OPERATING EXPENSES:
Selling expenses	2,811,094	2,599,949
General and administrative expenses	2,495,797	2,219,745
Research and development expenses	872,157	798,731
Total operating expenses	6,179,048	5,618,425

OPERATING INCOME	1,886,464	1,284,613

INTEREST INCOME	12,787	24,056
INTEREST EXPENSE	(2,357)	(5,089)

INCOME BEFORE INCOME TAX EXPENSE	1,896,894	1,303,580

INCOME TAX EXPENSE	255,703	104,991

NET INCOME	1,641,191	1,198,589

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	144,132	114,963

NET INCOME ATTRIBUTABLE TO NTIC	$1,497,059	$1,083,626

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.33	$0.24
Diluted	$0.32	$0.24

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,542,175	4,537,368
Diluted	4,739,288	4,608,788

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.12	$0.10

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600